Execution Version

EXHIBIT 10.10(e)

INCREMENTAL FACILITY AMENDMENT, dated as of March 27, 2017 (this “Amendment”), to the Credit Agreement dated as of October 27, 2014, among 1011778 B.C. UNLIMITED LIABILITY COMPANY, an unlimited liability company organized under the laws of British Columbia (the “Parent Borrower”), NEW RED FINANCE, INC., a Delaware corporation (the “Subsidiary Borrower” and together with the Parent Borrower, the “Borrowers”), 1013421 B.C. UNLIMITED LIABILITY COMPANY, an unlimited liability company organized under the laws of British Columbia (“Holdings”), the other Guarantors party hereto, JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent, Collateral Agent and Swing Line Lender and each L/C Issuer and lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) (as amended by Amendment No. 1, dated as of May 22, 2015, Amendment No. 2, dated as of February 17, 2017 and as further amended, restated, modified and supplemented from time to time, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrowers may obtain Incremental Revolving Credit Commitments and/or Incremental Term Loans by entering into one or more Incremental Facility Amendments with Additional Lenders;
WHEREAS, pursuant to Section 2.14(d) of the Credit Agreement, an Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of Section 2.14 of the Credit Agreement;
WHEREAS, JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Morgan Stanley Senior Funding, Inc. and RBC Capital Markets are acting as joint lead arrangers and joint lead bookrunners (in such capacities, the “Additional Term B-3 Arrangers”) and Coöperatieve Rabobank U.A., New York Branch, Fifth Third Bank and HSBC Securities (USA) Inc. are acting as co-documentation agents (in such capacity, the “Additional Term B-3 Co-Documentation Agents”), in each case, in connection with the Incremental Term Loans made pursuant to this Amendment (such Incremental Term Loans, the “Additional Term B-3 Loans”)
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Additional Term B-3 Loans and Amendments to Credit Agreement.
(a)    Each Lender listed on Exhibit A (each an “Additional Term B-3 Lender”) hereby commits to fund in Dollars an Additional Term B-3 Loan in the principal amount set forth opposite such Additional Term B-3 Lender’s name on Exhibit A in a single drawing on the First

Incremental Facility Closing Date (as defined below) on the terms and subject to the conditions set forth herein (such Additional Term B-3 Lender’s Commitment, an “Additional Term B-3 Commitment”). The Additional Term B-3 Loans shall be identical to the Term B-3 Loans funded on the Amendment No. 2 Effective Date (the “Initial Term B-3 Loans”), except that the Additional Term B-3 Loans shall accrue interest from the First Incremental Facility Closing Date, and shall form part of the same Class of Term Loans as such Initial Term B-3 Loans and, from and after the First Incremental Facility Closing Date, all references to “Term B-3 Loans” in the Credit Agreement shall, unless the context plainly requires otherwise, include the Additional Term B-3 Loans. The Additional Term B Loans shall initially be funded as a pro rata increase in each then outstanding Borrowing of Initial Term B-3 Loans on the First Incremental Facility Closing Date.
(b)    From and after the First Incremental Facility Closing Date, the amount of each required repayment of Term B-3 Loans pursuant to Section 2.07(a)(i) of the Credit Agreement shall be increased in the same proportion as (i) the aggregate principal amount of the Term B-3 Loans (including Initial Term B-3 Loans and Additional Term B-3 Loans) outstanding immediately following the funding of the Additional Term B-3 Loans on the First Incremental Facility Closing Date bears to (ii) the amount of the Initial Term B-3 Loans outstanding immediately prior to the funding of the Additional Term B-3 Loans on the First Incremental Facility Closing Date.
(c)    The proceeds of the Additional Term B-3 Loans will be used, together with cash on hand solely (x) to directly or indirectly acquire (the “First Incremental Facility Acquisition”) Popeyes Louisiana Kitchen, Inc. (the “Target”) pursuant to that certain agreement and plan of merger, dated as of February 21, 2017 (the “First Incremental Facility Acquisition Agreement”), by and among Restaurant Brands International Inc., Restaurant Brands Holding Corporation, Orange, Inc. and the Target, (y) to repay all outstanding debt of the Target under its or its subsidiaries’ Amended and Restated Credit Agreement, dated as of January 22, 2016 (the “First Incremental Facility Refinancing”) and (z) to pay the fees and expenses incurred in connection with the foregoing (clauses (x), (y) and (z), collectively, the “First Incremental Facility Transactions”).
Section 2.    Representations and Warranties. The Borrowers hereby represent and warrant that as of the First Incremental Facility Closing Date (as defined below), after giving effect to this Amendment, the representations and warranties of the Borrowers and each other Loan Party contained in the Credit Agreement or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties were true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

Section 3.    Effectiveness. This Amendment shall become effective on the date (such date, the “First Incremental Facility Closing Date”) that the following conditions have been satisfied:
(i)    The Administrative Agent shall have received executed signature pages hereto from each Loan Party and each Additional Term B-3 Lender listed on Exhibit A;
(ii)    The First Incremental Facility Acquisition shall have been consummated, or substantially simultaneously with the initial borrowing of the Additional Term B-3 Loans, shall be consummated, in all material respects in accordance with the terms of the First Incremental Facility Acquisition Agreement, without giving effect to any amendments, consents or waivers by the Parent Borrower or any of its subsidiaries that are materially adverse to the Lenders or the Additional Term B-3 Arrangers, without the prior consent of the Additional Term B-3 Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that (a) any reduction in the purchase price of, or consideration for, the First Incremental Facility Acquisition is not material and adverse to the interests of the Lenders or the Additional Term B-3 Arrangers, but any reduction in the cash consideration in excess of 15% shall be applied to reduce the amount of the Additional Term B-3 Loans from the amount set forth on Exhibit A on a Dollar for Dollar basis and (b) any amendment to the definition of “Material Adverse Effect” set forth in the First Incremental Facility Acquisition Agreement is materially adverse to the interests of the Lenders and the Additional Term B-3 Arrangers);
(iii)    The First Incremental Facility Refinancing shall have been consummated, or substantially simultaneously with the initial borrowing of the Additional Term B-3 Loans, shall be consummated;
(iv)    Since December 28, 2015, there has not been any change, effect, event, occurrence or fact that has had or would reasonably be expected to have a Material Adverse Effect (as defined in the First Incremental Facility Acquisition Agreement);
(v)    (x) The representations made by the Target in the First Incremental Facility Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Parent Borrower or its Affiliates have the right to terminate their obligations under the First Incremental Facility Acquisition Agreement or to decline to consummate the First Incremental Facility Acquisition as a result of a breach of such representations in the First Incremental Facility Acquisition Agreement shall be true and correct in all material respects on and as of the First Incremental Facility Closing Date and (y) the Specified Representations (with modifications to the representation in (i) Section 5.15 of the Credit Agreement, so that such representation and warranty is also made on the First Incremental Facility Closing Date immediately after giving effect to the First Incremental Facility Transactions and (ii) Section 5.18 of the Credit Agreement so that such representation and warranty also refers to the use of proceeds of the Additional Term B-3 Loans on the First Incremental Facility Closing Date (as described in Section 1 hereof)) shall be true and correct in all material respects on and as of the First Incremental Facility Closing Date;
(vi)    The Administrative Agent and the Additional Term B-3 Arrangers shall have received at least 2 Business Days prior to the First Incremental Facility Closing Date all documentation and other information about the Borrowers, the Guarantors and the Acquired Loan Parties (as defined below) as has been reasonably requested in writing at least 10 Business Days prior to the First Incremental Facility Closing Date by the Administrative Agent or the Additional Term B-3 Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act;
(vii)    With respect to Target and each of its Subsidiaries that are required to become Loan Parties pursuant to the terms of the Loan Documents (the “Acquired Loan Parties”), the Administrative Agent shall have received each Collateral Document set forth on Exhibit B required to be executed on the First Incremental Facility Closing Date as indicated on such schedule, duly executed by each Acquired Loan Party thereto, together with (except as provided in such Collateral Documents):
(A)    certificates, if any, representing the pledged equity referred to therein accompanied by undated stock powers executed in blank and (if applicable) instruments evidencing the pledged debt referred to therein endorsed in blank;
(B)    evidence that all other actions, recordings and filings that the Administrative Agent or Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement with respect to the Acquired Loan Parties shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent and Collateral Agent; and
(C)    evidence that all insurance required to be maintained by the Acquired Loan Parties pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent and Collateral Agent has been named as loss payee and additional insured under each United States insurance policy with respect to such insurance as to which the Administrative Agent shall have requested to be so named;
; provided that to the extent any security interest in any Collateral of, or relating to, the Acquired Loan Parties is not or cannot be provided and/or perfected on the First Incremental Facility Closing Date (other than the pledge and perfection of the security interest in the equity interests of Target and each of its direct wholly-owned U.S. and Canadian subsidiaries (in the case of the Target’s subsidiaries, solely to the extent received by the Parent Borrower or any of its subsidiaries, so long as the Parent Borrower has used commercially reasonable efforts to obtain such equity interests) and other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code or the PPSA) after the Parent Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Additional Term B-3 Loans on the First Incremental Facility Closing Date, but instead shall be required to be delivered after the First Incremental Facility Closing Date pursuant to arrangements and timing to be mutually agreed by the Administrative Agent and the Borrowers acting reasonably and in any event within the period specified therefor in the Credit Agreement);
(viii)    The Administrative Agent shall have received (i) a copy of the Organization Documents, as in effect as of the date hereof, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State or similar Governmental Authority of the state or jurisdiction of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority (or, other than with respect to the Acquired Loan Parties, a certification from each Loan Party that there have been no changes to the Organization Documents, including all amendments thereto, that were delivered to the Administrative Agent prior to the First Incremental Facility Closing Date);
(ix)    The Administrative Agent shall have received favorable legal opinions from each of (A) Kirkland & Ellis LLP, New York counsel to the Loan Parties, (B) Lawson Lundell LLP, British Columbia counsel to the Loan Parties, (C) Greenberg Traurig P.A., Florida counsel to the Loan Parties, (D) Dorsey & Whitney LLP, Minnesota counsel to the Loan Parties and (E) Davies, Ward, Phillips & Vineberg LLP, Ontario and Québec counsel to the Loan Parties, in each case covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent;
(x)    The Administrative Agent shall have received a certificate attesting to the Solvency of the Parent Borrower and its Subsidiaries (on a consolidated basis) on the First Incremental Facility Closing Date after giving effect to the First Incremental Facility Transactions, from the Parent Borrower’s chief financial officer or other officer with equivalent duties;
(xi)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrowers dated the First Incremental Facility Closing Date certifying as to the conditions set forth in Section 3(iv) and 3(v) hereof (in the case of clause (v)(x), to the knowledge of such Responsible Officer based solely on his or her review of the certificate delivered by Target under clause (viii) to Annex I of the First Incremental Facility Acquisition Agreement);
(xii)    The Administrative Agent shall have received a Committed Loan Notice in respect of the Additional Term B-3 Loans as required by Section 2.02 of the Credit Agreement; provided that such Committed Loan Notice shall be conditioned on the consummation of the First Incremental Facility Acquisition substantially simultaneously with the initial borrowing of the Additional Term B-3 Loans;
(xiii)    The Additional Term B-3 Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Parent Borrower (or any direct or indirect parent thereof) as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the First Incremental Facility Closing Date (or 90 days in case such four-fiscal quarter period is the end of the Parent Borrower’s or the Target’s fiscal year), prepared after giving effect to the First Incremental Facility Transactions as if the First Incremental Facility Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income);
(xiv)    The Additional Term B-3 Arrangers shall have received (a) audited consolidated balance sheets of the Parent Borrower (or any direct or indirect parent thereof) and the Target and related statements of income, changes in equity and cash flows of the Parent Borrower (or any direct or indirect parent thereof) and the Target for the three most recently completed fiscal years ended at least 90 days before the First Incremental Facility Closing Date and (b) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of the Parent Borrower (or any direct or indirect parent thereof) and the Target for each of the first three subsequent fiscal quarters after the date of the most recent financial statements delivered pursuant to clause (a) above and ended at least 45 days before the First Incremental Facility Closing Date; provided that the filing of the required financial statements on form 10-K and form 10-Q within such time periods by the Parent Borrower (or any direct or indirect parent thereof) or the Target will satisfy the requirements of this paragraph; and
(xv)    (x) The Administrative Agent, Additional Term B-3 Arrangers and the Additional Term B-3 Co-Documentation Agents shall have received the fees in the amounts previously agreed in writing to be received on the First Incremental Facility Closing Date, and all reasonable and documented out-of-pocket expenses required to be paid or reimbursed under Section 10.04 of the Credit Agreement (to the extent invoiced at least three Business Days prior to the First Incremental Facility Closing Date), (y) if the First Incremental Facility Closing Date occurs after April 2, 2017 (such date, the “Trigger Date”), the Administrative Agent shall have received, for the account of each Additional Term B-3 Lender, a ticking fee (the “Ticking Fee”) for the period from and including the Trigger Date to but excluding the First Incremental Facility Closing Date, calculated at a per annum rate (based on a year of 360 days and the actual number of days expired) equal to the Applicable Ticking Fee Rate (as defined below) on the Additional Term B-3 Commitment of such Additional Term B-3 Lender. The “Applicable Ticking Fee Rate” means (x) from and including the Trigger Date to but excluding the 30th day after the Trigger Date, a per annum rate equal to 1.125% and (y) from and including the 30th day after the Trigger Date to but excluding the 60th day after the Trigger Date, a per annum rate equal to 2.25% and (z) from and after the 60th day after the Trigger Date, a per annum rate equal to 3.25% and (z) the Administrative Agent shall have received, for the account of each Additional Term B-3 Lender on the First Incremental Facility Closing Date, an upfront fee equal to 0.25% of the Additional Term B-3 Loans of such Additional Term B-3 Lender outstanding immediately after giving effect to this Amendment and the funding of all Additional Term B-3 Loans pursuant to the Additional Term B-3 Commitment (it being understood that, if the First Incremental Facility Closing Date does not occur, no fees shall be payable pursuant to this clause (xv)).
Section 4.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of an original executed counterpart hereof.
Section 5.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 6.    Effect of Amendment. This Amendment shall constitute an “Incremental Facility Amendment” for all purposes of the Credit Agreement and the other Loan Documents and the Additional Term B-3 Loans shall constitute “Incremental Term Loans” and “Term B-3 Loans” for all purposes of the Credit Agreement and the other Loan Documents. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the grant of its Liens on the Collateral made by it pursuant to the Security Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement, including without limitation for purposes of Sections 10.14, 10.15 and 10.17 thereof, and from and after the First Incremental Facility Closing Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby. The Additional Term B-3 Arrangers shall be entitled to all rights, privileges and immunities provided to the “Lead Arrangers” in the Credit Agreement and the other Loan Documents and the Additional Term B-3 Co-Documentation

Agents shall be entitled to all rights, privileges and immunities provided to the “Documentation Agents” in the Credit Agreement and the other Loan Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

1011778 B.C. UNLIMITED LIABILITY COMPANY, as the Parent Borrower By: /s/ Jill M. Granat Name: Jill M. Granat Title: Secretary
NEW RED FINANCE, INC., as the Subsidiary Borrower By: /s/ Jill M. Granat Name: Jill M. Granat Title: Assistant Secretary
1013421 B.C UNLIMITED LIABILITY COMPANY, as Holdings By: /s/ Jill M. Granat Name: Jill M. Granat Title: Secretary

[Signature Page to 1011778 B.C. Unlimited Liability Company Amendment]

BLUE HOLDCO I, LLC
BLUE HOLDCO 2, LLC
BLUE HOLDCO 3, LLC
BLUE HOLDCO 22, LLC
BLUE HOLDCO 44, LLC
BLUE HOLDCO 440 LLC
TIM DONUT U.S. LIMITED, INC.
SBFD HOLDING CO.
TIM HORTONS USA INC.
TIM HORTONS (NEW ENGLAND), INC.
THD COFFEE CO.
BURGER KING WORLDWIDE, INC.
BURGER KING CAPITAL FINANCE, INC.
BURGER KING HOLDINGS, INC.
BURGER KING CORPORATION
BK ACQUISITION, INC.
BK WHOPPER BAR, LLC
BURGER KING INTERAMERICA, LLC
RESTAURANT BRANDS INTERNATIONAL US SERVICES LLC
SKIPPER, LLC
LLCXOX, LLC
ORANGE INTERMEDIATE, LLC
ORANGE GROUP, INC.
AFC PROPERTIES, INC.
POPEYES LOUISANA KITCHEN, INC.
By: /s/ Jill M. Granat
Name: Jill M. Granat
Title: Secretary or Assistant Secretary, as applicable

[Signature Page to 1011778 B.C. Unlimited Liability Company Amendment]

1011778 B.C. UNLIMITED LIABILITY COMPANY
1014364 B.C. UNLIMITED LIABILITY COMPANY
1014369 B.C. UNLIMITED LIABILITY COMPANY
1019334 B.C. UNLIMITED LIABILITY COMPANY
1016869 B.C. UNLIMITED LIABILITY COMPANY
1016893 B.C. UNLIMITED LIABILITY COMPANY
1016864 B.C. UNLIMITED LIABILITY COMPANY
1016872 B.C. UNLIMITED LIABILITY COMPANY
1016878 B.C. UNLIMITED LIABILITY COMPANY
1016883 B.C. UNLIMITED LIABILITY COMPANY
BURGER KING CANADA HOLDINGS INC.
BURGER KING SASKATCHEWAN HOLDINGS INC.
GRANGE CASTLE HOLDINGS LIMITED GPAIR LIMITED
THE TDL GROUP CORP.
1014364 B.C. UNLIMITED LIABILITY COMPANY, in its capacity as general partner of P11 LIMITED PARTNERSHIP
1014364 B.C. UNLIMITED LIABILITY COMPANY, in its capacity as general partner of P22 LIMITED PARTNERSHIP
1014364 B.C. UNLIMITED LIABILITY COMPANY, in its capacity as general partner of P33 Limited Partnership
1014364 B.C. UNLIMITED LIABILITY COMPANY, in its capacity as general partner of P44 Limited Partnership
By: /s/ Jill M. Granat
Name: Jill M. Granat
Title: Secretary

[Signature Page to 1011778 B.C. Unlimited Liability Company Amendment]

1024670 B.C. UNLIMITED LIABILITY COMPANY
1028539 B.C. UNLIMITED LIABILITY COMPANY
1026672 B.C. UNLIMITED LIABILITY COMPANY
1024678 B.C. UNLIMITED LIABILITY COMPANY
1029261 B.C. UNLIMITED LIABILITY COMPANY
1057837 B.C. UNLIMITED LIABILITY COMPANY
1057490 B.C. UNLIMITED LIABILITY COMPANY
1057772 B.C. UNLIMITED LIABILITY COMPANY
1057639 B.C. UNLIMITED LIABILITY COMPANY
1057490 B.C. UNLIMITED LIABILITY COMPANY, in its capacity as general partner of CLP-LAX LIMITED PARTNERSHIP TDLDD HOLDINGS ULC
TDLRR HOLDINGS ULC
BK CANADA SERVICE ULC
RESTAURANT BRANDS HOLDINGS CORPORATION
TIM HORTONS CANADIAN IP HOLDINGS CORPORATION
By: /s/ Jill M. Granat
Name: Jill. M. Granat
Title: Secretary

[Signature Page to 1011778 B.C. Unlimited Liability Company Amendment]

1112068 B.C. UNLIMITED LIABILITY COMPANY
1112073 B.C. UNLIMITED LIABILITY COMPANY
1112078 B.C. UNLIMITED LIABILITY COMPANY
1112083 B.C. UNLIMITED LIABILITY COMPANY
1112090 B.C. UNLIMITED LIABILITY COMPANY
1112097 B.C. UNLIMITED LIABILITY COMPANY
1112100 B.C. UNLIMITED LIABILITY COMPANY
1112104 B.C. UNLIMITED LIABILITY COMPANY
1112106 B.C. UNLIMITED LIABILITY COMPANY
1112073 B.C. UNLIMITED LIABILITY COMPANY, in its capacity as general partner of P66 LIMITED PARTNERSHIP
1112068 B.C. UNLIMITED LIABILITY COMPANY, in its capacity as general partner of P77 LIMITED PARTNERSHIP
PLK ENTERPRISES OF CANADA, INC.

By: /s/ Jill M. Granat Name: Jill M. Granat Title: Secretary or Assistant Secretary, as applicable

[Signature Page to 1011778 B.C. Unlimited Liability Company Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent By: /s/ Courtney Eng Name: Courtney Eng Title: Vice President
JPMORGAN CHASE BANK, NA, as Additional Term B-3 Lender By: /s/ Courtney Eng Name: Courtney Eng Title: Vice President

[Signature Page to 1011778 B.C. Unlimited Liability Company Amendment]

EXHIBIT A
TO INCREMENTAL FACILITY AMENDMENT

Additional Term B-3 Lender	Additional Term B-3 Commitment
J.P. Morgan Chase Bank N.A.	$1,300,000,000.00
Total:	$1,300,000,000.00

EXHIBIT B
TO INCREMENTAL FACILITY AMENDMENT
Collateral Documents

1.	Guaranty Supplement

2.	U.S. Security Agreement Supplement

3.	Canadian Security Agreement Supplement

4.	Security Agreement Supplement for U.S. Copyrights

5.	Security Agreement Supplement for U.S. Trademarks

6.	Security Agreement Supplement for Canadian Trademarks

7.	Supplement to the First Lien Intercreditor Agreement

8.	Acknowledgment of Intercreditor Agreement